Contact:   Thomas J. Linneman                             For immediate release
           513-661-0457



             Cheviot Financial Corp. Reports Fourth-Quarter Earnings

                     Year-to-date earnings up 10.5 percent,
                  excluding effects of charitable contribution

CINCINNATI, Ohio - January 21, 2005 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the fourth fiscal quarter of 2004 of $714,000, or 8 cents per share compared with net earnings of $616,000 for the fourth quarter of 2003.

Cheviot Financial Corp. completed its mutual holding company reorganization in January 2004. Consequently, no per share information is provided for the period ended December 31, 2003. The year-over-year increase in net earnings in the most-recent quarter is primarily attributable to a $264,000 increase in net interest income as well as an $8,000 increase in other income, which were partially offset by a $138,000 increase in general and administrative expenses.

"We are pleased that our fourth quarter was marked by a level of growth that was in line with our expectations," said Thomas J. Linneman, president of Cheviot Financial Corp. "We remain comfortable with our operating plans and are committed to providing customers and shareholders with continued strong performance."

For 2004, the Company reported net earnings of $1.3 million, or 14 cents per share. This compares to net earnings of $2.3 million for 2003. The decrease in net earnings for the most-recent period is primarily the result of a one-time $1.5 million expense recorded in connection with the Company's contribution to the Cheviot Savings Bank Charitable Foundation, which was established at the time of the Bank's reorganization into a mutual holding company.

Excluding the after-tax effects of the charitable contribution, the Company's year-over-year net earnings increased 10.5 percent to $2.6 million, or 27 cents per share. The increase is attributable primarily to an increase in net interest income and a decrease in the provision for losses on loans, which were partially offset by a decrease in other income and a decrease in the provision for federal income taxes.

"Funding our Charitable Foundation has had an impact on our earnings this year," continued Linneman, "but we believe it's an investment that will pay dividends in the long run by enriching our customers' neighborhoods. We are proud to operate our business as an integral part of the greater Cincinnati community."

At December 31, 2004, Cheviot Financial Corp. had consolidated total assets of $276.6 million, total liabilities of $198.7 million, including deposits of $180.0 million, and shareholders' equity of $77.9 million, or 28.2% of total assets.

Cheviot Savings Bank was established in 1911 and currently has four full-service offices in Hamilton County, Ohio, as well as one loan production office in Mason, Ohio. # # #

Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

            Cheviot Financial Corp.
           CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 (In thousands)
                  (Unaudited)


                                                                   December 31,                       December 31,
                     ASSETS                                                2004                               2003

Cash and cash equivalents                                               $ 7,725                           $ 83,776
Investment securities                                                    57,797                             38,939
Loans receivable                                                        203,842                            186,853
Other assets                                                              7,232                              7,831
                                                                      ---------                           --------
      Total assets                                                     $276,596                          $ 317,399
                                                                      =========                           ========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                              $ 179,989                          $ 267,927
Advances from the FHLB                                                   16,199                              9,206
Other liabilities                                                         2,462                              2,399
                                                                      ---------                           --------
      Total liabilities                                                 198,650                            279,532

Shareholders' equity                                                     77,946                             37,867
                                                                       ---------                           --------
      Total liabilities and shareholders' equity                       $276,596                          $ 317,399
                                                                       =========                           ========


            Cheviot Financial Corp.
        CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
       (In thousands, except share data)
                  (Unaudited)

                                                             Year ended                      Three months ended
                                                             December 31,                       December 31,

                                                        2004              2003             2004             2003

Total interest income                                 $ 12,983         $ 12,778           $ 3,368          $ 3,111
Total interest expense                                   3,881            4,566             1,014            1,021
                                                      --------         --------           -------          -------
      Net interest income                                9,102            8,212             2,354            2,090
Provision for losses on loans                                             - 305                              -  15

      Net interest income after provision for
       losses on loans                                   9,102            7,907             2,354            2,075
                                                      --------         --------           -------          -------
Other income                                               271              342                73               65
General, administrative and other expense                6,969 *          4,716             1,345            1,207
                                                      --------         --------           -------          -------
      Earnings before federal income taxes               2,404            3,533             1,082              933

Federal income taxes                                     1,076            1,204               368              317
                                                      --------         --------           -------          -------
      NET EARNINGS                                     $ 1,328          $ 2,329             $ 714            $ 616
                                                      ========         ========           =======          =======
Basic earnings per share                                $ 0.14              N/A            $ 0.08              N/A
                                                      ========         ========           =======          =======
Reconciliation of net earnings excluding one-time charges:

  Net earnings                                         $ 1,328          $ 2,329             $ 714            $ 616

  Contribution to charitable foundation,
   net of tax effects                                    1,245               -                 -                -
                                                       --------         --------           -------          -------
  Net earnings excluding one-time charges              $ 2,573          $ 2,329               714              616
                                                       ========         ========           =======          =======
  Earnings per share                                    $ 0.14              N/A            $ 0.08              N/A

  Contribution to charitable foundation,
   net of tax effect                                      0.13              N/A           -                    N/A
                                                       --------         --------           -------          -------
  Earnings per share excluding one-time charges         $ 0.27              N/A            $ 0.08              N/A
                                                       ========         ========           =======          =======

*Includes contribution of $1.5 million of stock to the charitable foundation. N/A - Not applicable